SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2005
NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Avenue of the Americas
New York, New York 10019
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (212) 634-9400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
      On September 1, 2005, The New York Mortgage Company, LLC (“NYMC”), a taxable REIT subsidiary of New York Mortgage Trust, Inc. (the “Company”), completed the issuance and sale in a private placement of $20,000,000 in aggregate principal amount of trust preferred securities (the “Trust Preferred Securities”) issued by NYMC’s wholly-owned subsidiary, NYM Preferred Trust II (the “Trust”). The Trust Preferred Securities mature on October 30, 2035 and may be called at par by the Company any time after October 30, 2010, and require quarterly distributions of interest by the Trust to the holder of the Trust Preferred Securities. Distributions will be payable quarterly at a fixed interest rate equal to 8.35% per annum through October 30, 2010 and then will be payable at a floating interest rate equal to the London Interbank Offered Rate (“LIBOR”) rate plus 395 basis points per annum. The Trust simultaneously issued one of the Trust’s common securities (the “Common Securities”) to NYMC for a purchase price of $619,000, which constitutes all of the issued and outstanding common securities of the Trust.
      The Trust used the proceeds from the sale of the Trust Preferred Securities together with the proceeds from the sale of the Common Securities to purchase $20,619,000 in aggregate principal amount of unsecured junior subordinated notes due October 30, 2035 issued by NYMC (the “Junior Subordinated Notes”). The net proceeds to NYMC from the sale of the Junior Subordinated Notes to the Trust will be used by the Company for general corporate purposes, including investment, on a leveraged basis, in AAA-rated or Fannie Mae or Freddie Mac guaranteed residential mortgage-backed securities for the Company’s investment portfolio.
      The Junior Subordinated Notes were issued pursuant to a Junior Subordinated Indenture, dated September 1, 2005 (the “Indenture”), between NYMC and JPMorgan Chase Bank, National Association, as trustee. The terms of the Junior Subordinated Notes are substantially the same as the terms of the Trust Preferred Securities. The interest payments on the Junior Subordinated Notes paid by NYMC will be used by the Trust to pay the quarterly distributions to the holders of the Trust Preferred Securities. The Indenture permits the Company to redeem the Junior Subordinated Notes (and thus a like amount of the Preferred Trust Securities) on or after October 30, 2010. If the Company redeems any amount of the Junior Subordinated Notes, the Trust must redeem a like amount of the Trust Preferred Securities.
      The terms of the Trust Preferred Securities are governed by an Amended and Restated Trust Agreement, dated September 1, 2005 (the “Trust Agreement”), among NYMC, as depositor, JPMorgan Chase Bank, National Association, as property trustee, Chase Bank USA, National Association, as Delaware trustee and the Administrative Trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust. Under the terms of the Trust Preferred Securities, an event of default generally occurs upon:

•	non-payment of interest on the Junior Subordinated Notes when it becomes due and payable, and continuance of the default for a period of 30 days;

•	non-payment of the principal of, or any premium on, the Junior Subordinated Notes at their maturity;

•	NYMC’s failure to comply with its covenants or certain other provisions of the Indenture, which failure continues for a period of 30 days after NYMC receives notice of such failure;

•	non-payment of any distribution on the Trust Securities when it becomes due and payable, and continuance of the default for a period of 30 days;

•	non-payment of the redemption price of any Trust Security when it becomes due and payable;

•	the Trustee’s failure to comply in any material respect with any covenants or certain other provisions of the Trust Agreement, which failure continues for a period of 30 days after the Trustees and NYMC receive notice of such failure; or

•	bankruptcy or liquidation of NYMC or of the Trust.
      In connection with the offering of Trust Preferred Securities, the Company entered into a Parent Guarantee Agreement with JPMorgan Chase Bank, National Association, as guarantee trustee, dated September 1, 2005 (the “Parent Guarantee Agreement”), for the purpose of guaranteeing the payment, after the expiration of any grace or cure period, of any amounts to be paid by NYMC under the terms of the Indenture. The obligations of the Company under the Parent Guarantee Agreement constitute unsecured obligations of the Company and rank subordinate and junior to all senior debt of the Company. The Parent Guarantee Agreement shall terminate upon the full payment of the redemption price for the Trust Preferred Securities or full payment of the Junior Subordinated Notes upon liquidation of the Trust.
      The offering of the Trust Preferred Securities was conducted pursuant to a Purchase Agreement, dated as of September 1, 2005, among NYMC, the Company, the Trust and Taberna Preferred Funding II, Ltd., as the initial purchaser. The preceding discussion is qualified in its entirety by reference to the terms of the Indenture, the Trust Agreement, the Parent Guarantee Agreement and the Purchase Agreement. Copies of the Indenture, the Trust Agreement, the Parent Guarantee Agreement and the Purchase Agreement are attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
      The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
      On September 2, 2005, the Company issued a press release announcing completion of the offering of Trust Preferred Securities. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
      (c) Exhibits. Exhibits 4.1, 4.2, 10.1 and 10.2 are being filed and Exhibit 99.1 is being furnished herewith this Current Report on Form 8-K.

4.1	Junior Subordinated Indenture between The New York Mortgage Company, LLC and JPMorgan Chase Bank, National Association, as trustee, dated September 1, 2005.
4.2	Amended and Restated Trust Agreement among The New York Mortgage Company, LLC, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association and the Administrative Trustees named therein, dated September 1, 2005.
10.1	Parent Guarantee Agreement between New York Mortgage Trust, Inc. and JPMorgan Chase Bank, National Association, as guarantee trustee, dated September 1, 2005.
10.2	Purchase Agreement among The New York Mortgage Company, LLC, New York Mortgage Trust, Inc., NYM Preferred Trust II and Taberna Preferred Funding II, Ltd., dated September 1, 2005.
99.1	Press Release announcing completion of $20 million offering of trust preferred securities, dated September 2, 2005.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

By:	/s/ Michael I. Wirth

Michael I. Wirth
Executive Vice President
and Chief Financial Officer
Date: September 6, 2005

EXHIBIT INDEX

Exhibit	Description

4.1	Junior Subordinated Indenture between The New York Mortgage Company, LLC and JPMorgan Chase Bank, National Association, as trustee, dated September 1, 2005.
4.2	Amended and Restated Trust Agreement among The New York Mortgage Company, LLC, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association and the Administrative Trustees named therein, dated September 1, 2005.
10.1	Parent Guarantee Agreement between New York Mortgage Trust, Inc. and JPMorgan Chase Bank, National Association, as guarantee trustee, dated September 1, 2005.
10.2	Purchase Agreement among The New York Mortgage Company, LLC, New York Mortgage Trust, Inc., NYM Preferred Trust II and Taberna Preferred Funding II, Ltd., dated September 1, 2005.
99.1	Press Release announcing completion of $20 million offering of trust preferred securities, dated September 2, 2005.